EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of Madison Explorations Inc. for the quarter ended March 31, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the quarterly Report on Form 10-Q of Madison Explorations Inc. for the quarter ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the quarterly Report on Form 10-Q for the quarter ended March 31, 2009, fairly presents in all material respects, the financial condition and results of operations of Madison Explorations Inc..

/s/ Steven Cozine
By: Steven Cozine
Title: Chief Financial Officer

Date: May 10, 2009